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As filed with the Securities and Exchange Commission on March 22, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WYNDHAM WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0052541 (I.R.S. Employer Identification No.)

22 Sylvan Way
Parsippany, New Jersey 07054
(973) 753-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott G. McLester, Esq.
Executive Vice President and General Counsel
Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, New Jersey 07054
(973) 753-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Christian O. Nagler
Marsha Mogilevich
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt Securities(2)

Common Stock(2)

Preferred Stock(2)

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Total

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange or settlement of other securities or that are issued in units.

(2)
The registrant is also hereby registering such indeterminate amounts of debt securities and an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for any other debt securities, warrants or preferred stock that provide for conversion of or exchange for other securities, including such shares of common stock or preferred stock as may be issued pursuant to anti-dilution adjustments, or upon exercise of warrants, rights or units for such securities, or the settlement of stock purchase contracts or stock purchase units.

WYNDHAM WORLDWIDE CORPORATION

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

        We may from time to time offer to sell:

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  debt securities;

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  shares of our common stock;

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  shares of our preferred stock;

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  warrants to purchase our debt securities or shares of our common stock or preferred stock, or other securities;

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  rights to purchase our debt securities or shares of our common stock or preferred stock, or other securities;

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  stock purchase contracts to purchase shares of our common stock or our preferred stock; and

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  stock purchase units, each representing ownership of a stock purchase contract and any of our debt securities, shares or our common stock or preferred stock, or preferred securities or debt obligations of third-parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder's obligation to purchase shares of our common stock or preferred stock under the stock purchase contracts.

        The debt securities may consist of debentures, notes, bonds or other types of indebtedness. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "WYN." The debt securities, preferred stock, warrants, rights, stock purchase contracts and stock purchase units may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders, if so provided in a prospectus supplement hereto. We will provide specific terms of any securities to be offered, including the amount, prices and other terms of the securities and information about any selling securityholders, in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

        Our principal executive offices are located at 22 Sylvan Way, Parsippany, New Jersey 07054. Our telephone number is (973) 753-6000.

        Investing in these securities involves risks. You should carefully consider the information referred to under the heading "Risk Factors" beginning on page 5. See the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein, and the risk factors included in our other periodic reports and in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission (the "SEC").

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2018

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC's rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, including the information incorporated by reference herein, and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with any additional or different information with respect to us or the securities offered hereby. This document may only be used where it is legal to offer and sell these securities. You should only assume that the information in this prospectus or in any applicable prospectus supplement is accurate as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed in material respects since such dates. Neither we, nor any applicable securityholder are making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

        When used in this prospectus, the terms "Wyndham Worldwide Corporation," "the Company," "we," "our" and "us" refer to Wyndham Worldwide Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. Following the consummation of Wyndham Worldwide Corporation's previously announced planned spin-off of its hotel business, Wyndham Worldwide Corporation is expected to be known as Wyndham Destinations, Inc.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.wyndhamworldwide.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K). Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated):

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  our Annual Report on Form 10-K for the year ended December 31, 2017;

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  the information under the following sections of our Definitive Proxy Statement filed on March 29, 2017 with the SEC: (i) "Governance of the Company": "Committees of the Board"; "Committee Membership"; "Communications with the Board and Directors"; "Compensation of Directors"; "Ownership of Company Stock"; and "Section 16(a) Beneficial Ownership Reporting Compliance"; and (ii) "Executive Compensation";

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  the description of our capital stock contained in our Information Statement filed with the SEC as Exhibit 99.2 to our Form 8-K on July 19, 2006;

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  our Current Reports on Form 8-K filed with the SEC on January 18, 2018 (two) and February 15, 2018; and

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  future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus and before the termination of this offering.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary
Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, New Jersey 07054
(973) 753-6000

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

        This registration statement includes or incorporates by reference "forward-looking" statements, as that term is defined by the SEC in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as "may," "will," "expects," "should," "believes," "plans," "anticipates," "estimates," "predicts," "potential," "continue," "future" or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the proposed spin-off of the hotel business, the proposed acquisition of La Quinta Holdings Inc.'s ("La Quinta") hotel franchising and management businesses (the "La Quinta acquisition") and the proposed divestiture of our European vacation rentals business or cause the proposed spin-off, the La Quinta acquisition or the divestiture of our European vacation rentals business to be delayed or not occur at all, including with respect to the timing, receipt and terms of any required governmental and regulatory approvals and the ability to satisfy the other conditions thereto, uncertainties related to our ability to realize the anticipated benefits of the proposed spin-off, the La Quinta acquisition or the divestiture of our European vacation rentals business, uncertainties related to our ability to successfully complete the proposed spin-off on a tax-free basis within the expected time frame or at all, uncertainties related to our ability to obtain financing or the terms of such financing, including in connection with the proposed spin-off and the La Quinta acquisition, unanticipated developments related to the impact of the proposed spin-off, the La Quinta acquisition, the divestiture of our European vacation rentals business and related transactions on our relationships with our customers, suppliers, employees and others with whom we have relationships, unanticipated developments resulting from possible disruption to our operations resulting from the proposed spin-off, the La Quinta acquisition and the divestiture of our European vacation rentals business, the potential negative impact of the proposed spin-off, the La Quinta acquisition, the divestiture of our European vacation rentals business and related transactions on our credit rating, uncertainties related to the successful integration of our business with La Quinta's hotel franchising and management businesses and our ability to realize the anticipated benefits of the combination, uncertainties related to La Quinta's ability to complete the planned spin-off of its owned real estate assets, and those disclosed as risks under the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 or in our subsequent filings with the SEC incorporated by reference herein. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Year ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.38x	4.74x	4.79x	4.84x	3.68x

        The ratio of earnings to fixed charges is computed by dividing (i) income from continuing operations before income taxes less income from equity investees, plus fixed charges, the amortization of capitalized interest, and net (income)/loss attributable to noncontrolling interest, less capitalized interest, by (ii) fixed charges. Our fixed charges consist of interest expense on all indebtedness (including costs related to the amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor.

        As of March 20, 2018, no shares of our preferred stock were issued and outstanding and we did not declare and were not otherwise required to pay any dividends on preferred stock during the periods noted in the table above. Accordingly, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

 RISK FACTORS

        Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See "Incorporation By Reference" and "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless otherwise stated in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities, common stock, preferred stock, warrants, rights, stock purchase contracts or stock purchase units that may be offered hereby for general corporate purposes, which may include working capital, capital expenditures, acquisitions, stock repurchases or repayment of outstanding commercial paper or other borrowings. Pending these uses, we intend to invest net proceeds in interest-bearing, short-term investments. Unless otherwise specified in the applicable prospectus supplement, we will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities which may be senior or subordinated and may be convertible or exchangeable. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under the indenture, dated as of November 20, 2008 (the "indenture"), by and among the Company and U.S. Bank National Association, as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

Debt Securities

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

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  title and aggregate principal amount;

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  whether the securities are subject to subordination and applicable subordination provisions, if any;

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  conversion or exchange into any securities or property;

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  percentage or percentages of principal amount at which such securities will be issued;

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  issuance date;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

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  redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such securities will be issued;

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  whether such securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary(ies) for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

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  securities exchange(s) on which the securities will be listed, if any;

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  our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

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  provisions relating to covenant defeasance and legal defeasance of securities of the series;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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  provisions, if any, granting special rights upon the occurrence of specified events;

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  any restriction of transferability of the series; and

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  additional terms not inconsistent with the provisions of the indenture.

        In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.

General

        The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

 DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our restated certificate of incorporation or of our amended and restated by-laws. The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock. Our restated certificate of incorporation and our amended and restated by-laws are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibits 3.1 and 3.2 thereto.

Common Stock

        We are authorized to issue up to 600,000,000 shares of common stock, par value $0.01 per share. 99,931,080 shares of our common stock were issued and outstanding as of March 20, 2018.

        Dividends.    Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors (the "Board") out of funds legally available for that purpose.

        Voting Rights.    Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock do not have cumulative voting rights. In other words, a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our Board. A consequence of not having cumulative voting rights is that the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all directors standing for election, which means that the holders of the remaining shares will not be able to elect any directors.

        Other Rights.    In the event of any liquidation, dissolution or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of our common stock are not currently entitled to pre-emptive rights.

        Fully Paid.    The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

        We are authorized to issue up to 6,000,000 shares of preferred stock, par value $0.01 per share. No shares of our preferred stock were issued and outstanding as of March 20, 2018.

        Our Board, without further action by the holders of our common stock, may issue shares of our preferred stock. Our Board is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preference and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

        The authority possessed by our Board to issue preferred stock could potentially be used to discourage attempts by third-parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock and our Board has no present intention to issue any shares of preferred stock.

Restrictions on Payment of Dividends

        We are incorporated in Delaware and are governed by Delaware law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if no such surplus exists, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets).

Anti-takeover Effects of Our Restated Certificate of Incorporation and Amended and Restated By-laws and Delaware Law

        Some provisions of our restated certificate of incorporation and amended and restated by-laws and of Delaware law could make the following more difficult:

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  acquisition of us by means of a tender offer;

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  acquisition of us by means of a proxy contest or otherwise; or

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  removal of our incumbent officers and directors.

        These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. The provisions summarized below are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Election and Removal of Directors

        Our restated certificate of incorporation and amended and restated by-laws provide that directors will be elected annually for terms expiring at the next succeeding annual meeting. Our Board is not classified. At each of our annual meetings of stockholders, the successors of the directors will be elected for a one-year term. Our restated certificate of incorporation and amended and restated by-laws provide that our directors may be removed with or without cause, only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock entitled to vote generally in the election of directors. This system of removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our Board.

Size of Board and Vacancies

        Our restated certificate of incorporation and amended and restated by-laws provide that our Board may consist of no less than three and no more than 15 directors. The number of directors on our Board will be fixed exclusively by our Board, subject to the minimum and maximum number permitted by our restated certificate of incorporation and amended and restated by-laws. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our Board then in office, provided that a majority of our entire Board, or a quorum, is present, and any vacancies in our Board resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.

Elimination of Stockholder Action by Written Consent

        Our restated certificate of incorporation and amended and restated by-laws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

        Under our restated certificate of incorporation and amended and restated by-laws, only our chairman of our Board or our chief executive officer may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our amended and restated by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board or a committee of our Board.

Delaware Anti-takeover Law

        We are subject to Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the business combination or the transaction in which such person becomes an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our Board and the anti-takeover effect includes discouraging attempts that might result in a premium over the market price for the shares of our common stock.

Supermajority Voting

        Our restated certificate of incorporation provides that amendments to provisions in the restated certificate of incorporation relating to the general powers of our Board, the number, classes and tenure of directors, filling vacancies on our Board, removal of directors, limitation of liability of directors, indemnification of directors and officers, special meetings of stockholders, stockholder action by written consent, the supermajority amendment provision of the amended and restated by-laws and the supermajority amendment provision of the restated certificate of incorporation will require the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors. Our restated certificate of incorporation and amended and restated by-laws provide that amendments to the by-laws may be made either (i) by the affirmative vote of the at least a majority of our entire Board or (ii) by the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors.

No Cumulative Voting

        Our restated certificate of incorporation and amended and restated by-laws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

        The authorization in our restated certificate of incorporation of undesignated preferred stock makes it possible for our Board to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The provision in our restated certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Exclusive Forum

        Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by director, officer, other employee or stockholder of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our restated certificate of incorporation or our amended and restated by-laws or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions of our amended and restated by-laws.

Limitation on Liability of Directors and Indemnification of Directors and Officers

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a "derivative action"), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

  •
  any breach of the director's duty of loyalty to our company or our stockholders;

  •
  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

  •
  any transaction from which the director derived an improper personal benefit.

        Our restated certificate of incorporation and amended and restated by-laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reason to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

        We maintain policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacities as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

NYSE Listing

        Our shares of common stock are listed on the NYSE. Our shares trade under the ticker symbol "WYN."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EQ Shareowner Services.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

        The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other specific terms of the warrants.

        The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

 DESCRIPTION OF RIGHTS

        We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, per right;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock, or other securities upon the exercise of the rights;

  •
  the number of rights issued or to be issued to each stockholder;

  •
  the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities, shares of our common stock or preferred stock, or preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder's obligations to purchase shares of our common stock or preferred stock under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase units may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase units also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

 SELLING SECURITYHOLDERS

        If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

 PLAN OF DISTRIBUTION

        We, or selling securityholders, if applicable, may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters for resale to purchasers;

  •
  directly to purchasers; or

  •
  through agents or dealers to purchasers.

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common shares, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

 LEGAL MATTERS

        Kirkland & Ellis LLP, New York, New York, will serve as counsel to Wyndham Worldwide Corporation.

EXPERTS

        The consolidated financial statements of Wyndham Worldwide Corporation and its subsidiaries, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report issued on February 16, 2018, which is incorporated herein by reference. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Wyndham Worldwide Corporation

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of Wyndham Worldwide Corporation (the "Registrant") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrant). All amounts shown are estimated and are based on fees related to the preparation and filing of this registration statement exclusive of any securities offerings hereunder.

SEC registration fee	$	*
Trustee fees		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**
Fees and expenses are based on the number of issuances and the amount of securities offered and, accordingly, are presently not known and cannot be estimated.

Item 15.    Indemnification of Directors and Officers

        The Registrant is a Delaware corporation. Section 102 of the DGCL, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the corporation—by reason of the fact that the person is or was a director, officer, agent, or employee of the corporation, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well but only to the extent of defense expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The seventh paragraph of the Registrant's restated certificate of incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent authorized or permitted by law. Article VIII of the Registrant's amended and restated by-laws further provides that the decision to indemnify shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article VIII.

        The Registrant also maintains, at its expense, a policy of insurance that insures its directors and officers, subject to customary exclusions and deductions, against specified liabilities which may be incurred by such individuals in those capacities.

Item 16.    Exhibits

        The exhibit index appears on the page immediately following the signature page of this registration statement.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To supplement the prospectus, after the expiration of any applicable subscription period, to set forth the results of a subscription offer, the transactions by the underwriters during such subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (8)
  That, for purposes of determining any liability under the Securities Act of 1933, (A) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (B) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
3.1	Restated Certificate of Incorporation (incorporated by reference to the Registrant's Form 8-K filed May 10, 2012).
3.2	Amended and Restated By-Laws (incorporated by reference to the Registrant's Form 8-K filed August 17, 2015).
4.1	Form of Certificate for Preferred Stock to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.2	Indenture between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to the Registrant's Registration Statement on Form S-3 dated November 25, 2008).
4.3	Form of Debt Securities to be issued under the Indenture (included in Exhibit 4.2).
4.4	Form of Warrant Agreement to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.5	Form of Warrant Certificate to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.6	Form of Rights Agreement to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.7	Form of Rights Certificate to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.8	Form of Stock Purchase Contract Agreement to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.9	Form of Stock Purchase Contract to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.10	Form of Stock Purchase Unit Agreement to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
4.11	Form of Stock Purchase Unit to be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.
5.1	Opinion of Kirkland & Ellis LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 2017).
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
25.1	Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association, as Trustee, under the Indenture pursuant to the Trust Indenture Act of 1939, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on March 22, 2018.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ STEPHEN P. HOLMES
	Name:	Stephen P. Holmes
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints David B. Wyshner and Michael Hug, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute this registration statement on Form S-3 relating to the registration of an indeterminate aggregate offering price and number or amount of one or more series of securities including, without limitation, debt securities, common stock, preferred stock, warrants, rights, stock purchase contracts and stock purchase units of Wyndham Worldwide Corporation, a Delaware corporation, and to sign any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) and Rule 462(e) under the Securities Act of 1933, as amended, and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ STEPHEN P. HOLMES Stephen P. Holmes	Chairman and Chief Executive Officer (Principal Executive Officer)	March 22, 2018

Name	Title	Date

/s/ DAVID B. WYSHNER David B. Wyshner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 22, 2018
/s/ NICOLA ROSSI Nicola Rossi	Chief Accounting Officer (Principal Accounting Officer)	March 22, 2018
/s/ MYRA J. BIBLOWIT Myra J. Biblowit	Director	March 22, 2018
/s/ LOUISE F. BRADY Louise F. Brady	Director	March 22, 2018
/s/ JAMES E. BUCKMAN James E. Buckman	Director	March 22, 2018
/s/ GEORGE HERRERA George Herrera	Director	March 22, 2018
/s/ THE RIGHT HONOURABLE BRIAN MULRONEY The Right Honourable Brian Mulroney	Director	March 22, 2018
/s/ PAULINE D.E. RICHARDS Pauline D.E. Richards	Director	March 22, 2018
/s/ MICHAEL H. WARGOTZ Michael H. Wargotz	Director	March 22, 2018